Exhibit 10.1

APM ECKHARDT FUTURES FUND, L.P.
ADVISORY CONTRACT

This advisory contract (Agreement) made as of this 28th day of May, 2009 between APM Eckhardt Futures Fund, L.P. (the Partnership), Altegris Portfolio Management, Inc. (the General Partner) and Eckhardt Trading Company (the Advisor) is made on the following premises, terms and conditions:

RECITALS

WHEREAS, the Partnership has been organized to trade speculatively in commodities, spot and forward foreign exchange, futures, options, forwards, swaps, exchange of futures for physical transactions and exchange of physical for futures transactions (“EFPs”) and other derivative instruments traded on markets and exchanges worldwide, both regulated and over-the-counter (Commodity Interests); and

WHEREAS, the General Partner is, pursuant to the Partnership's Agreement of Limited Partnership, authorized to utilize the services of an advisor in connection with the Commodity Interest trading activities of the Partnership; and

WHEREAS, the Advisor’s current business is advising and making trading decisions with respect to the purchase and sale of Commodity Interests; and

WHEREAS, the Partnership, the General Partner and the Advisor wish to enter into this Agreement in order to set forth the terms and conditions upon which the Advisor will render and implement advisory and management services in connection with the conduct by the Partnership of certain of its Commodity Interest trading activities during the term of this Agreement;

NOW, THEREFORE, the parties hereto agree as follows:

AGREEMENTS

1.           Preparation of Offering Memorandum.  The Advisor will cooperate with the Partnership in the Partnership’s endeavors (a) to prepare or cause to be prepared an Offering Memorandum relating to the offer and sale by the Partnership of Limited Partnership Interests (the Interests) and to prepare or cause to be prepared such amendments or supplements to the Offering Memorandum as are deemed necessary by the Partnership and the General Partner, each such amended disclosure document being deemed an Offering Memorandum as that term is used in this Agreement; and (b) to furnish any supplemental information as may be reasonably requested by the Securities & Exchange Commission (SEC), the Commodity Futures Trading Commission (CFTC) , any self regulatory body or by any securities division or examiner thereof in any state where sales of the Interests are contemplated.

The Advisor agrees to make all necessary disclosures regarding itself, its principals, its trading performance, customer accounts and otherwise as are required to be made for registration or exemption of the Interests under federal and state securities laws.

The parties agree that the Advisor shall have no liability or responsibility for any statistics prepared or utilized by the General Partner or the Partnership based upon or deriving from the monthly returns provided by the Advisor to the General Partner and the Partnership or based upon or deriving from the monthly returns of the Partnership following its commencement of operations.  The parties agree that the General Partner is solely responsible for the preparation of the break-even table included in the Offering Memorandum and that the Advisor shall have no responsibility or liability therefor.

2.           Termination.  Notwithstanding the foregoing, the Partnership or the General Partner on its behalf may withdraw the Offering Memorandum or terminate the offering of the Interests at any time.  Upon any such withdrawal or termination, this Agreement shall terminate and except for the obligations set forth in

Section 10 neither the Partnership nor the General Partner shall have any obligation to the Advisor under this Agreement.

3.           Certain Representations and Warranties.

a.           The Advisor represents and warrants to the Partnership and the General Partner and agrees that:

(i)           The Advisor will use its Standard Plus trading program (the Program) to trade the Partnership’s account until otherwise instructed by the General Partner.  The Advisor has supplied, and has made available for review by the General Partner or its agents substantially all documents, statements, agreements, confirmations and workpapers relating to all accounts managed by the Advisor and any other persons or entities controlled by the Advisor which have heretofore been requested by the General Partner including data necessary for the General Partner to create a pro forma table for the Program reflecting the fees and expenses the Partnership will pay.  The Advisor agrees to make available to the Partnership’s certified public accountants such information as is necessary to update its past performance tables, subject to receipt of adequate written assurances of confidentiality.

(ii)          The Advisor is duly organized and validly existing under the laws of the jurisdiction of its incorporation, in good standing with full power and authority to enter into this Agreement and to conduct its business as described in the Offering Memorandum.  This Agreement has been duly and validly authorized, executed and delivered on behalf of the Advisor and is a binding agreement of the Advisor, enforceable in accordance with its terms.

(iii)         To the best of the Advisor’s knowledge and belief all of the information about the Advisor delivered by the Advisor to the General Partner in writing about the Advisor is true, accurate, and complete in all material respects and does not contain any untrue statement of a material fact or any omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.  Except as otherwise disclosed by the Advisor in writing to the General Partner, the actual performance of all accounts directed by the Advisor and its principals during the period of time covered by the Advisor’s performance capsules contained in the Offering Memorandum and the explanations and footnotes thereto are fairly presented and are true, correct, and complete in all material respects.

(iv)         The representations and warranties made in this Agreement by the Advisor shall be continuing during the term of this Agreement and if at any time any event has occurred which would make or tend to make any of the representations and warranties in this Agreement not true, of which the Advisor has knowledge or should reasonably have knowledge, the Advisor will promptly notify the General Partner.

b.           The General Partner represents and warrants to the Advisor that:

(i)           The Offering Memorandum does not contain any untrue statement of  a material fact or omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that the foregoing representation does not apply to any statement or omission concerning the Advisor in any Offering Memorandum, made in reliance upon, and in conformity with information furnished to the Partnership by or on behalf of the Advisor expressly for use in such Offering Memorandum.

(ii)           It is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation, is in good standing with full power and authority to enter into this Agreement and to conduct its business as described in the Memorandum.
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(iii)          It has the capacity and authority to enter into this Agreement.

(iv)          This Agreement has been duly and validly authorized, executed and delivered on its behalf and is a valid and binding agreement of itself, enforceable in accordance with its terms.

(v)           It will not, by entering into this Agreement, breach or cause to be breached any undertaking, agreement, contract, statute, rule or regulation by which it is a party or by which it is bound which would materially limit or affect the performance of its duties under this Agreement.

(vi)          The offer, sale and distribution of Interests in the Partnership shall  be made in full compliance with all applicable laws, statutes, rules, regulations, the requests or orders of any government, court or governmental, regulatory or self-regulatory authority (the “Laws”) having jurisdiction there over  including but not limited to applicable requirements regarding identification of indirect investors in the Partnership, if any, and verification of the source of the funds invested. In connection with the offer and sale of Interests in the Partnership, the General Partner shall (A) use its reasonable best efforts to ensure that each placement agreement entered into with any affiliated and third party placement agents shall contain representations and warranties from such placement agents that such placement agents shall comply fully at all times with all federal, state and foreign securities laws, rules and regulations applicable to the offer and sale of the Interests in the Partnership; and (B) in the event that the General Partner becomes aware of any material breach by the placement agent of the representations and warranties of the placement agent referred to in (A) above, the General Partner shall terminate such placement agent agreement immediately.

(vii)          It has received, read and it understands the Advisor’s most recent commodity trading advisor disclosure document dated February 28, 2009.

(viii)        With respect to the Partnership, the General Partner is registered as a commodity pool operator under the U.S. Commodity Exchange Act, as amended (CE Act), and is a member of the NFA in such capacity.

(ix)           It shall not prepare, utilize or distribute any promotional materials (including the Offering Memorandum, any prospectus or other type of offering document) which identify the Advisor without obtaining the Advisor’s prior written approval of such promotional materials.

(x)            It shall not allow any assets of the Partnership to constitute "plan assets" for purposes of the U.S. Employee Retirement Income Act of 1974, as amended (ERISA) or Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (Code).

(xi)           The representations and warranties made in this Agreement by the General Partner shall be continuing during the term of this Agreement and if at any time any event has occurred which would make or tend to make any of the representations and warranties in this Agreement not true, of which the General Partner has knowledge or should reasonably have knowledge, the General Partner will promptly notify the Advisor.

c.           The Partnership represents and warrants to the Advisor that:

(i)            The Offering Memorandum does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that the foregoing representation does not apply to any statement or omission concerning the Advisor in any Offering Memorandum, made in reliance upon, and in conformity with information furnished to the Partnership by or on behalf of the Advisor expressly for use in such Offering Memorandum,.

(ii)           The Partnership is a limited partnership duly organized under the laws of the State of Delaware, is in good standing with full power and authority to enter into this Agreement and to conduct its business as described in the Memorandum.

(iii)           The Partnership has the capacity and authority to enter into this Agreement.

(iv)           This Agreement has been duly and validly authorized, executed and delivered on behalf of the Partnership and is a valid and binding agreement of the Partnership, enforceable in accordance with its terms.

(v)           The Partnership will not, by entering into this Agreement, breach or cause to be breached any undertaking, agreement, contract, statute, rule or regulation to which it is a party or by which it is bound which would materially limit or affect the performance of its duties under this Agreement.

(vi)           The offer, sale and distribution of Interests in the Partnership shall  be made in full compliance with all applicable Laws having jurisdiction there over including but not limited to applicable requirements regarding identification of indirect investors in the Partnership, if any, and verification of the source of the funds invested.  In connection with the offer and sale of Interests in the Partnership, the Partnership shall: (A) use its reasonable best efforts to ensure that each placement agreement entered into with any affiliated and third party placement agents shall contain representations and warranties from such placement agents that such placement agents shall comply fully at all times with all federal, state and foreign securities laws, rules and regulations applicable to the offer and sale of the Interests in the Partnership; and (B) in the event that the Partnership becomes aware of any material breach by the placement agent of the representations and warranties of the placement agent referred to in (A) above, the Partnership shall terminate such placement agent agreement immediately.

(vii)          It has received, read and it understands the Advisor’s most recent commodity trading advisor disclosure document dated February 28, 2009.

(viii)         It shall not prepare, utilise or distribute any promotional materials (including the Offering Memorandum, any prospectus or other type of offering document) which identify the Advisor without obtaining the Advisor’s prior written approval of such promotional materials.

(ix)            It shall not allow any assets of the Partnership to constitute "plan assets" for purposes of ERISA the Code.

(x)            The Partnership will make all disclosures required by law pertaining to the selection of the Advisor as a trading advisor for the Partnership.

(xi)           The representations and warranties made in this Agreement by the Partnership shall be continuing during the term of this Agreement and if at any time any event has occurred which would make or tend to make any of the representations and warranties in this Agreement not true, of which the Partnership has knowledge or should reasonably have knowledge, the Partnership will promptly notify the Advisor.

As used in this Agreement, the terms “principal” and “direct” shall have the same meaning given to such terms in Section 4.10(e) and (f) of the Regulations under the CE Act and the term "affiliate" shall mean an individual or entity (including a stockholder, director, officer, employee, agent or principal) that directly or indirectly controls, is controlled by or is under common control with any other individual entity.

4.           Duties of the Advisor.  Upon allocation of assets to the Advisor, the Advisor shall have sole authority and responsibility for directing the Partnership’s commodity trading activities for the period set forth in this Agreement and in accordance with the objectives set forth in the Offering Memorandum.  If the General Partner, in its sole discretion, determines that any trading instructions issued by the Advisor violate those objectives, then upon prior notice to the Advisor, the General Partner may cause any position placed in violation to be reversed.  The Advisor will exercise its reasonable efforts in determining the trades in Commodity Interests with respect to the Partnership’s assets allocated to it.  The Advisor has advised the Partnership that the past performance of the Advisor and its principals as set forth in the Offering Memorandum is the result of the Advisor’s trading methods as modified and refined from time to time.  Material changes in those trading methods will not be made without prior written notice to the General Partner.  Changes in Commodity Interests traded shall not be deemed material changes in the Advisor’s trading methods. The Advisor shall use the trading program described in the Offering Memorandum in trading the

Partnership’s account.  Until further notice, all trades for the account of the Partnership shall be cleared through MF Global, Inc.  The Advisor may also place Commodity Interests orders for the Partnership through exchange floor brokers, give-up brokers, prime brokers, dealers, automated order routing systems or other executing entities or facilities selected by the Advisor in its sole and absolute discretion. The Advisor shall have full authority to enter in its own name but for the account, benefit and risk of the Partnership into any give-up agreements, EFP agreements, and any automated order routing agreement for executing orders through an automated order routing system, to make the necessary representations and warranties set forth in such agreements and to negotiate the applicable give-up fees and applicable automated order routing commissions, if any. The parties agree that all orders, entered into pursuant to this Agreement and pursuant to any automated order routing agreement, are being entered into by the Advisor as the Partnership’s agent for the account, benefit and risk of the Partnership.  All brokerage commissions, prime brokerage fees, automated order routing or similar fees, dealer spreads, mark-ups, exchange fees, give up fees, execution fees, National Futures Association (“NFA”) fees and other related transactional fees and expenses of such Commodity Interests trading will be paid by the Partnership.

5.           Independence of the Advisor.  The Advisor shall for all purposes herein be  deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Partnership in any way or otherwise be deemed an agent of the Partnership or the General Partner.  Nothing contained herein shall create or constitute any of the Partnership and the General Partner on the one hand and the Advisor on the other hand as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity.   The Advisor shall not offer or sell or solicit any offers to purchase Partnership Interests.  The parties acknowledge that the Advisor has not, either alone or in conjunction with the General Partner, been an organizer or promoter of the Partnership.  Nothing herein contained shall be deemed to require the Partnership to take any action contrary to its Agreement of Limited Partnership, its Certificate of Limited Partnership or any applicable statute, regulation or exchange rule.

6.           Compensation.  In consideration of and in compensation for all of the services to be rendered by the Advisor to the Partnership under this Agreement, the Partnership agrees that it will pay to the Advisor a management fee, payable monthly in arrears, in an amount equal to 0.833% (1% annually) of the Net Asset Value (as defined below) of the Partnership as of the close of business on the last business day of each calendar month and a calendar quarterly incentive fee of 24% of Trading Profits (as defined below) attributable to each outstanding Interest.

Net Asset Value means the Partnership's total assets less total liabilities, to be determined on the basis of U.S. generally accepted accounting principles, consistently applied, unless otherwise specified below. Net Asset Value will include the sum of all cash, U.S. Government obligations or other securities at market value, accrued interest receivable, and the current market value of all open Commodity Interest positions, as indicated by the settlement prices determined by the exchanges on which such positions are maintained and any other funds which the Partnership has stated are subject to the Advisor's trading discretion but have not been deposited in the Partnership’s account, e.g. committed funds or notional equity.

Trading Profits (for purposes of calculating the Advisor’s incentive fees only) during a calendar quarter means each Interest’s pro-rata share of the Partnership’s cumulative realized and change in unrealized profits and losses during the quarter which result from the Advisor’s trading (over and above the aggregate of previous period profits as of the end of any prior quarter) less brokerage commissions and related brokerage fees, the management fees payable to the Advisor and the General Partner but not reduced by other expenses of the Partnership, including, but not limited to the broker dealer trailing compensation, administrative and operational expenses Interest income shall not be included in calculating Trading Profits.

Incentive fees are calculated separately for each Partner’s Interest.  If trading profits for a calendar quarter as to an Interest are negative, such losses shall constitute a “Carryforward Loss” for the beginning of the next quarter.  No incentive fees are payable as to any Interest until future trading profits, as to that Interest, for the following quarters exceed any Carryforward Loss.  Therefore, the Advisor will not receive an incentive fee unless it generates new profits for an Interest. In the event that a Partner redeems all or a portion of its Interest when such Interest has a Carryforward Loss in effect, the Carryforward Loss shall be reduced on a pro-rata basis to reflect such redemption.  Any Carryforward Loss reductions shall not be subject to re-instatement in the event that a Partner subscribes for an additional Interest following a Carryforward Loss reduction.  In the event a Partner subscribes for its Interest as of different dates, it will have a separate capital account with respect to each Interest and will pay incentive fees to the Advisor on an Interest by Interest basis and not on a net basis.

The Partnership shall pay the Advisor all management fees and incentive fees within fourteen (14) calendar days from the date they become due.

The Advisor shall not receive any commissions, compensation, remunerations or payments whatsoever from any broker with whom the Partnership carries an account for any transactions executed in the Partnership's account.

7.           Right to Advise Others.  The Advisor’s present business is advising with respect to the purchase and sale of Commodity Interests.  The services provided by the Advisor under this Agreement are not to be deemed exclusive.  The General Partner acknowledges that, subject to the terms of this Agreement, the Advisor will continue to render advisory, consulting and management services to other clients and to trade for proprietary accounts.  The Advisor advises and will continue to advise others and manage other accounts, including accounts owned by the Advisor, its employees and affiliates, and other publicly offered and private pools during the term of this Agreement and to use the same information, computer programs and trading strategy which it obtains, produces or utilizes in the performance of services for the Partnership.  The Advisor represents and warrants that (i) in rendering consulting, advisory and management services to other accounts and entities, the Advisor will use its reasonable efforts to achieve an equitable treatment of all accounts on an overall basis and will use a fair and reasonable system of order entry for all accounts on an overall basis and (ii) it will not deliberately use any trading strategies for the Partnership which it or its principals know are inferior to those employed by other accounts; it being acknowledged that the Advisor offers other trading programs than the Standard Plus trading program selected by the General Partner and the Partnership and that the performance of such  different trading programs may produce different results than the Standard Plus trading program.

8.           Records of the Partnership.  The General Partner will instruct the Partnership’s broker to furnish copies of all trade confirmations and monthly trading reports to the Advisor.  The Advisor will maintain a record of all trading orders and will monitor the Partnership’s open positions.  Upon the reasonable request of the General Partner, the Advisor shall permit the General Partner  to inspect the trading records of the Advisor, at the offices of the Advisor.  If the General Partner believes it is necessary to confirm that the Partnership is being equitably treated on an overall basis by the Advisor, including with respect to any modifications of trading strategies resulting from speculative position limits and with respect to the assignment of priorities of order entry to the Advisor's accounts, the General Partner may select an independent certified public accounting firm under a written confidentiality agreement acceptable to the Advisor at the  Partnership’s expense to determine the accuracy of the Advisor's performance record.  Such review of the records of the Advisor shall take place at the offices of the Advisor during the Advisor’s normal business hours.

Prior to the commencement of trading by the Advisor for the Partnership, the General Partner shall deliver to the Advisor, and renew when necessary, a Trading Authorization appointing the Advisor the Partnership’s sole agent and attorney-in-fact to trade Commodity Interests as described herein.

9.           Term.  Any party may terminate this Agreement upon written notice to the other parties.  If this Agreement is terminated, the Advisor shall be entitled to, and the Partnership shall pay, the management fees and incentive fee computed as if the effective date of termination were the last day of then current calendar month and quarter.

10.           Standard of Liability; Indemnity.

(a)           The Advisor shall not be liable to the Partnership or the General Partner under the terms of this Agreement, except for acts or omissions of the Advisor which constitute negligence or a breach of fiduciary duty on the part of the Advisor.  In no event shall the Advisor be liable for consequential damages, special and/or indirect damages and/or lost profits.

(b)           In any threatened, pending or completed action, suit, or proceeding to which the Advisor or its principals, officers, directors, employees, associated persons  and their affiliates (“Principals and Affiliates”) are parties or are threatened to be made parties by reason of (i) this Agreement, (ii) the transactions contemplated hereby or (iii) the fact that the Advisor is an advisor of the Partnership, the Partnership and the General Partner, jointly and severally, shall indemnify and hold harmless, subject to a subsection (c) of this section 10, the Advisor and its Principals and Affiliates against any loss, liability, damage, cost, expense (including attorneys’ fees and accountants’ fees), judgments and amounts paid in settlement (Losses) actually and reasonably incurred by them  in connection with any action, suit or proceeding if the Advisor acted in good faith and in a manner it reasonably believed to be in or not opposed to the best interests of the Partnership, and provided that the Advisor’s conduct did not constitute negligence or a breach of fiduciary duty on the part of the Advisor.  The termination of any action, suit or proceeding by judgment, order or settlement shall not, of itself, create a presumption that the Advisor did not act in good faith and in a manner which it reasonably believed to be in or not opposed to the best interests of the Partnership.

(c)           Any indemnification under subsection (b) above, unless ordered by a court or administrative forum, shall be made by the Partnership and the General Partner only as authorized in the specific case and only upon a determination by mutually acceptable independent legal counsel in a written opinion that indemnification is proper in the circumstances because the Advisor has met the applicable standard of conduct set forth in subsection (a) above.

(d)           If the Advisor has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsection (b) above, or in defense of any claim, issue or matter therein, the Partnership and the General Partner, jointly and severally, shall indemnify the Advisor and its Principals and Affiliates against the expenses, including attorneys’ and accountants’ fees, actually and reasonably incurred by them in connection therewith.

(e)           In any threatened, pending or completed action, suit, or proceeding to which the General Partner or the Partnership are parties or are threatened to be made parties, the Advisor agrees to indemnify and hold harmless the Partnership and the General Partner and its Principals and Affiliates against all Losses actually and reasonably incurred by them in connection with any action, suit or proceeding which are the direct result of the Advisor’s negligence or breach of fiduciary duty on the part of the Advisor.

(f)           Any indemnification under subsection (e) above, unless ordered by a court or administrative forum, shall be made by the Advisor only as authorized in the specific case and only upon a determination by mutually acceptable independent legal counsel in a written opinion that indemnification is proper in the circumstances because the Advisor has not met the applicable standard of conduct set forth in subsection (a) above.

(g)           If the Partnership or the General Partner has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsection (e) above, or in defense of any claim, issue or matter therein, the Advisor shall indemnify the Partnership and the General Partner and its Principals and Affiliates against the expenses, including attorneys’ and accountants’ fees, actually and reasonably incurred by them in connection therewith.

(h)           If any claim, dispute or litigation arises between the Advisor and any party other than the Partnership or the General Partner, which claim, dispute or litigation is unrelated  to the Partnership's business, and if the Partnership or the General Partner are made a party to the claim, dispute or litigation by the other party, the Advisor shall defend any actions brought in connection therewith on behalf of the Partnership and/or the General Partner who agrees to cooperate in the defense thereof and the Advisor shall indemnify and hold harmless the Partnership, the General Partner and  its Principals and Affiliates from and with respect to any amounts awarded to any party.  If any claim, dispute or litigation arises between the Partnership and/or the General Partner and any party other than the Advisor which claim, dispute or litigation is unrelated to the Advisor’s business, and if the Advisor is made a party to the claim, dispute or litigation by the other party, the Partnership and the General Partner, jointly and severally, shall defend any actions brought in connection therewith on behalf of the Advisor or its Principals and Affiliates, each of whom agree to cooperate in the defense thereof and the Partnership and the General Partner, jointly and severally, shall indemnify and hold harmless the Advisor and its Principals and Affiliates from and with respect to any amounts awarded to such other party.  Notwithstanding any other provision of this subsection, if, in any claim as to which indemnity is or may be available, any indemnified party reasonably determines that its interests are or may be, in whole or in part, adverse to the interests of the indemnifying party, the indemnified party may retain its own counsel in connection with such claim and shall be indemnified by the indemnifying party for any legal or any other expenses reasonably incurred in connection with investigating or defending such claim.

(i)           None of the foregoing provisions for indemnification shall be applicable with respect to default judgments, confessions of judgment or settlements entered into by the party claiming indemnification (Indemnitee) without the prior consent of the party obligated to indemnify the other party (Indemnitor); provided, however, that should the Indemnitor refuse to consent to a settlement approved by the Indemnitee, the Indemnitee may effect such settlement, pay the amount in settlement as it shall deem reasonable and seek a judicial or regulatory determination with respect to reimbursement by the Indemnitor of any loss, liability, damage, cost or expense (including reasonable attorneys' and accountants' fees) incurred by the Indemnitee in connection with the settlement to the extent the loss, liability, damage, cost or expense (including reasonable attorneys' and accountants' fees) was caused by or based upon violation of this Agreement by the Indemnitor or violation of the standard of conduct set forth herein.  Notwithstanding the foregoing, the Indemnitor shall, at all times, have the right to offer to settle any matters and if the Indemnitor successfully negotiates a settlement with the third party claimant and tenders payment therefore to the Indemnitee, the Indemnitee must either use its best efforts to dispose of the matter in accordance with the terms and conditions of the proposed settlement or the Indemnitee may refuse to settle the matter and continue its defense in which latter event the maximum liability of the Indemnitor to the Indemnitee shall be the amount of said proposed settlement.

(j)           The foregoing provisions for indemnification shall survive the termination of this Agreement.

(k)           If, at the time of a proposed dissolution, liquidation or termination of the Partnership or the termination of this Agreement, there exists, is pending or is threatened in writing an action, lawsuit or other proceeding against the Advisor which arises out of or is based upon this Agreement, then the General Partner and the Advisor shall, acting in good faith and with due regard to what is commercially reasonable, agree the amount of assets and length of time that such assets need to be left in the Partnership to satisfy the Advisor’s indemnification rights under this Section 10.

Section 11.         Confidentiality.  (a)  Each party shall and shall procure that its affiliates shall whilst this Agreement is in force and at all times thereafter keep secret and confidential the existence and terms of this Agreement, negotiations relating to this Agreement, and all information of a confidential nature relating to the business or financial or other affairs of the other parties or their respective affiliates which becomes known to them in the course of dealings between the parties arising out of this Agreement and shall not disclose the same to any person other than such of its designees and applicable advisers (Permitted Confidants) who have a need to know such information and who undertake to hold such information strictly confidential to the same extent set forth herein.

(b)           Each of the Partnership and the General Partner agrees to maintain in strict confidence any and all trading instructions, position information and information, materials or other documents of the Advisor, which it obtains pursuant to or in connection with this Agreement. Each of the Partnership and the General Partner further agrees that it shall not disclose to any person, including without limitation any person which trades for itself, or for any other customer or proprietary account of the Partnership, the General Partner or their affiliates, or for any other purpose, or in any manner make use of, (i) the trading instructions and trading advice provided by the Advisor, (ii) any information, materials and other documents of the Advisor, and (iii) the terms of this Agreement, unless, in each case, required to do so by any applicable Law or valid legal process. The Partnership and the General Partner shall promptly provide the Advisor upon its request with proof of the applicability of such requirement pursuant to any Law. The Partnership and the General Partner acknowledge that the Advisory Services constitute proprietary information of the Advisor. Nothing in this Agreement shall require the Advisor to disclose the details of its trading systems or any other proprietary or confidential information. Each of the Partnership and the General Partner further agrees that it shall not, and shall take all such actions as are necessary and appropriate to ensure that the Partnership’s and General Partner’s affiliates and Permitted Confidants shall not, directly or indirectly, copy, disclose, misuse, misappropriate or reverse engineer or otherwise appropriate or make use of in any manner the investment and trading strategies, systems, algorithms, models, techniques, methods, policies, programs, positions, investments and analyses previously, currently or hereafter used by the Advisor in the conduct of its business including all data, details, components, specifications, codes, formulae, know-how (technical or otherwise), electronic data processing systems, computer software programs and computer hardware systems relating to the foregoing, and all embodiments, articulations, applications, expressions and reproductions of any of the foregoing including, without limitation, documents, notes, print-outs, work papers, charts, diskettes, tapes and manuals. The Partnership and the General Partner shall not, directly or indirectly, induce, encourage, procure or suggest that any other person takes any action, or in any manner assist any other person in taking any action, that the Partnership and the General Partner would be prohibited from taking pursuant to this Section 11.

(c)           The provisions of this Section 11 shall survive the termination or the expiration of this Agreement.

12.           Complete Agreement.  This Agreement shall constitute the entire agreement between the Advisor, the General Partner and the Partnership and no other agreement, verbal or otherwise, shall be binding upon the parties to this Agreement.

13.           Assignment and Successors.  This Agreement may not be assigned nor the duties hereunder delegated by any party without the express written consent of the other parties.  This Agreement is made solely for the benefit of, and shall be binding upon, the parties and their respective successors and assigns, and no other person shall have any right or obligation under it.

14.           Amendment.  This Agreement may not be amended except by the written instrument signed by the parties.

15.           Notices.  All notices required to be delivered under this Agreement shall be sent by facsimile transmission with hard copy then sent by express courier or by registered or certified mail, postage prepaid, return receipt requested, to (i) the Advisor at Eckhardt Trading Company 1314 North Dearborn Parkway, Carriage House, Chicago IL 60610 and (ii) the General Partner or the Partnership c/o Rockwell Futures Management, Inc., 1202 Bergen Parkway, Suite 212, Evergreen Co 80439, or to any other address and facsimile designated by the party to receive the same by written notice similarly given.

16.           Notice of Threatened, Pending or Completed Actions, Suits or Proceedings.

(a)           The General Partner will immediately give written notice to the Advisor of (i) any threatened, pending or completed action, suit or proceeding to which the Partnership or the General Partner was or is a party or is threatened to be a party and (ii) any judgments or amounts paid by the Partnership or the General Partner in settlement in connection with any such threatened, pending or completed action, suit or proceeding.

(b)           The Advisor will immediately give written notice to the General Partner of any material, (i) threatened, pending or completed action, suit or proceeding to which the Advisor was or is a party or is threatened to be a party and (ii) any judgments or amounts paid by the Advisor in settlement in connection with any such threatened, pending or completed action, suit or proceeding.

(c)           Written notices required to be given pursuant to this section shall contain all pertinent information concerning the threatened, pending or completed action, suit or proceeding and, in the case of any pending or completed action, suit or proceeding, shall include a copy of the complaint, petition or similar documents asserting a claim.

(d)           The General Partner, the Partnership and the Advisor agree to use their best efforts to maintain the confidentiality of notices received pursuant to this Section 16 and agree not to disclose the contents of such notices to persons other than their affiliates, or except as may be required, in their good faith judgment, by any applicable Law.

17.           Governing Law.  Consent to Jurisdiction.  Each of the parties irrevocably:

(a)           consents to any suit, action or proceeding with respect to this Agreement being brought in the United States District Court for the District of Illinois in Chicago, Cook County, Illinois;

(b)           waives to the fullest extent permitted by the law governing this Agreement any objection that it may have now or hereafter to the laying of the venue of any such suit, action or proceeding under clause (a) above in any such court and any claim that any such suit, action or proceeding under clause (a) above has been brought in an inconvenient forum;

(c)           acknowledges the competence of any such court, submits to the jurisdiction of any such court in any such suit, action or proceeding and agrees that the final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon it and may be enforced in the courts of the jurisdiction in which such entity’s or person’ principal office or residence is located, subject to any provision of the law of such jurisdictions or general applicability relating to enforcement proceedings, or in the District Court and that a certified or exemplified copy of such final judgment shall be conclusive evidence of the fact and of the amount of its obligation, provided that service of process is effected upon it in the manner specified below or as otherwise permitted by law.

(d)           to the extent that it has acquired or hereafter may acquire any immunity from the jurisdiction of any such court or from any legal process therein, waives such immunity, to the fullest extent permitted by law, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that (i) it is not personally subject to the jurisdiction of the above-named court, (ii) it is immune from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to it or its property or (iii) this Agreement or the subject matter hereof may not be enforced in or by such court;

(e)           consents to the service of process in any such suit, action or proceeding in said courts by the mailing thereof by registered or certified mail, postage prepaid, to it at the address the parties agree to and specify in writing, or such other address as to which the server of such process shall have been notified by the recipient of such process in a written notice which makes reference to this Agreement; and

(f)           agrees that this Agreement shall be deemed to be made under and construed in accordance with the law of the State of Illinois and shall be deemed to be made under and construed in accordance with the law of the State of Illinois without regard to its conflicts of laws or provisions.

APM ECKHARDT FUTURES FUND, L.P.	ECKHARDT TRADING COMPANY

By: ALTEGRIS PORTFOLIO MANAGEMENT, INC.
Its general partner

By: /s/ Robert J. Amedeo	By: /s/ William Eckhardt
Robert J. Amedeo, Vice-President	William Eckhardt, Chairman and CEO

ALTEGRIS PORTFOLIO MANAGEMENT, INC.

By: /s/ Robert J. Amedeo
Robert J. Amedeo, Vice-President

APM ECKHARDT FUTURES FUND, L.P.

TRADING AUTHORIZATION

Eckhardt Trading Company
1314 North Dearborn Parkway
 Carriage House
 Chicago IL 60610

Gentlemen:

APM Eckhardt Futures Fund, L.P. does hereby make, constitute and appoint you as its attorney-in-fact to purchase and sell Commodity Interests in accordance with the Advisory Contract between us dated May 28, 2009 through Newedge USA, LLC. or such other futures commission merchant as designated by the Partnership’s General Partner.

Very truly yours,

APM ECKHARDT FUTURES FUND, L.P.

By: Altegris Portfolio Management, Inc.
its General Partner

By:  /s/ Robert J. Amedeo
Robert J. Amedeo, Vice President